UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2022
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3001 Bishop Drive, Suite 350
San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_______________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	FIVN	The NASDAQ Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Five9, Inc. (the “Company”) approved awards of performance-based restricted stock units (“PRSUs”) as part of the Company’s annual grant of equity incentive awards to each of its named executive officers, to be effective on February 28, 2022. For Rowan Trollope, the Company’s Chief Executive Officer, the shares underlying the PRSUs represent approximately 50% of the total annual award value and the shares underlying service-based restricted stock units (“RSUs”) to be granted the same day represent the other 50% of the total annual award value. For each of the other named executive officers, including Barry Zwarenstein, the Company’s Chief Financial Officer, Daniel Burkland, the Company’s President, and Scott Welch, the Company’s Executive Vice President, TelCo Services and EMEA, the award share allocation is 25% of the total annual award value consisting of PRSUs and 75% of the total annual award value consisting of RSUs. The prior allocation of the total value of annual equity awards for the Company’s named executive officers in February 2021 was 75% for RSUs and 25% for service-based stock options.

The amount that may be earned pursuant to the PRSUs ranges from 0% to 200% of the target number based on the Company’s relative total shareholder return (“RTSR”) performance as compared to the companies in the S&P Software and Services Select Index during three one-year performance periods consisting of the Company’s 2022, 2023 and 2024 fiscal years. One-third of the total PRSUs may be earned and settled in shares following the end of each one-year performance period based on RTSR performance and subject to continued employment through the payment date, but the amount initially paid for 2022 and 2023 is limited to 100% of the target amount for the year, and any PRSUs resulting from above-target performance in those years will be paid following the end of 2024, subject to the executive’s continued employment through the payment date. If the Company’s absolute RTSR for any performance period is negative, then no more than 100% of the target amount of PRSUs for such period may be earned. If the executive’s employment with the Company terminates before the end of 2024 due to death or disability, 100% (if due to death) or 50% (if due to disability) of the unvested PRSUs may be earned subject to ultimate RTSR performance in each remaining performance period. Upon a qualifying termination of employment in connection with a change in control of the Company, the unvested PRSUs will vest on a double-trigger basis at the target level.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Date: February 18, 2022	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Chief Financial Officer